                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for WORLDWINEWEB.WS, INC., of our audited financial statements dated December 31, 2000 and unaudited financial statements dated March 31, 2001.


/s/ Siegel, Smith & Garber
SEIGEL, SMITH, & GARBER, C.P.A.


Del Mar, California
April 23, 2001